UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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    GEOVAX LABS, INC.

(Name of Registrant as Specified In Its Charter)

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GeoVax Labs, inc.

reverse stock split proposal

questions & answers

On April 15, 2019, GeoVax will hold a Special Meeting of Stockholders for the purpose of approving a reverse stock split of our common stock. The definitive Notice of Meeting and Proxy Statement is available and may be accessed on this website by clicking here: GeoVax Proxy Statement.

We have received several phone calls and emails indicating some confusion about our plans regarding the reverse split. This Q&A is intended to address those questions and concerns.

Why are you proposing the reverse split?

There is a lengthy answer to this question contained in the Proxy Statement. The primary reasons are: (i) to raise our stock price to a level sufficient for listing our stock on Nasdaq, which has a minimum bid price requirement of $4.00 for initial listing, and (ii) to provide sufficient authorized shares to permit additional equity funding.

Why is the proposed reverse stock split so high? Isn’t a range of 1:100 to 1:500 excessive?

The broad range of the proposed reverse stock split ratio is intended to give our Board of Directors flexibility to choose the optimal point to achieve the stock price necessary for Nasdaq listing, with possibly a cushion. Just because the maximum ratio is 1:500 does not necessarily mean that would be the ratio selected. The Board will focus on the minimum ratio deemed appropriate to support the objective of qualifying for and maintaining a Nasdaq listing.

Will the reverse stock split take effect immediately upon approval on April 15?

No. At the Shareholders’ Meeting on April 15, we are seeking approval to grant our Board with discretionary authority to determine the timing, if any, of a reverse split.

When will the reverse stock split take effect?

Ideally, we would only effect the reverse stock split at a time when we can be reasonably assured that we will successfully achieve a Nasdaq listing. Nasdaq has other listing requirements which we must also meet, including minimum capital requirements. Therefore, a fund-raising event must also happen in order for us to reach the minimum listing standards for Nasdaq.

As described in our Proxy Statement, in late February 2019 we entered into a financing agreement providing us with funding in exchange for our issuing equitable preferred stock and related warrants. Although that funding addressed a need, we have very few authorized shares available to issue for a new capital raise. If we have not been able to raise sufficient funds and otherwise to satisfy Nasdaq listing requirements, and need additional capital, we may need to effect the reverse stock split prior to a Nasdaq listing to obtain the needed funds.

Depending on the facts and circumstances at the time, it is also possible that the Board may elect to NOT effect the reverse split. This decision will mostly be based on the Company’s financing needs.

Explain what happens in a reverse stock split. What happens to my shares and the value of my investment in GeoVax?

Again, there is a more detailed answer to this question contained in the Proxy Statement, but the basic concept to understand is that, immediately upon the reverse stock split taking effect, your percentage ownership of the Company does not change, and the value of your stock holdings does not change. Upon effectiveness, the number of shares you own will be reduced by the reverse stock split ratio, but the price of our stock will simultaneously increase by the reverse stock split ratio. The following hypothetical example illustrates the effect, assuming a 1:300 reverse stock split ratio:

	Pre-Split	Post-Split

Number of Shares Held by Shareholder John & Jane Doe	300,000	1,000
Market Price of Common Stock per Share	$0.02	$6.00
Total Market Value of Shares	$6,000	$6,000

What are the Company’s financing plans, and how does the reverse stock split factor into those plans?

On the corporate development side, we have pursued, and continue to actively pursue, multiple avenues to finance our various development programs, and conduct related human clinical trials. These avenues include academic and corporate research collaborations, corporate licensing partnerships, sales of our equity securities, and government grants. With some efforts we have reached dead-ends, and in other areas there are ongoing discussions with interested parties that may yield fruitful results. In some cases, we are building relationships for the future, but need further development of our technology in order to progress. We believe we will ultimately achieve success with our corporate development efforts that might result in cash infusions and/or partnerships to advance our programs; but we cannot predict the timing.

We continue to pursue sales of our equity capital to finance our operations. To that end, we have engaged Maxim Group LLC, a New York-based investment bank, to advise and assist us in these efforts. Our financing plans with regard to sales of our common stock or other securities are not finalized, but such plans could very well benefit if our stock is listed on Nasdaq. These plans may also change depending on results from our corporate development efforts. The key is that having our shareholder approval for the reverse stock split will provide us with the option to move forward quickly with a public offering of our shares when the time is right.

What is so important about a Nasdaq listing?

Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. A higher market price coupled with a Nasdaq listing is anticipated to improve the marketability and liquidity of our stock and remove many obstacles for an outreach program to new institutional investors and brokerage firms.

Cautionary Note Regarding Forward-Looking Statements

This communication, and any documents to which the Company refers in this communication, contains forward-looking statements. These forward-looking statements represent management’s current expectations or beliefs concerning future events. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that notwithstanding approval and implementation of the reverse stock split we may not be able to raise sufficient funds on terms acceptable to the Company, or at all, (ii) we may not be able to list our shares on Nasdaq, (iii) we may not be able to progress any of our development programs to human clinical trials, (iv) if our programs are in human clinical trials, there can be no assurance they will prove successful, (v) if any human clinical trials are successful, we may not be able to enter into successful partnerships or other transactions, and (vi) other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

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